UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 12, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Ste. 300, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (480) 372-4365

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2017, Benchmark Electronics, Inc. (the “Company”) issued a press release announcing the appointment of Bruce A. Carlson as an independent director to the Company’s Board of Directors (the “Board”) effective immediately.

Mr. Carlson, age 67, retired as an Air Force General in 2009 after 37 years of service.  During his final Air Force assignment, he commanded Air Force Materiel Command at Wright-Patterson AFB, Ohio from 2005 to 2008.  He also served as Commander, Eighth Air Force at Barksdale AFB, Louisiana from 2003 to 2005; Director for Force Structure, Resources and Assessment (J-8) for the Joint Staff from 2000 to 2003; Director of Operational Requirements at U.S. Air Force Headquarters from 1996 to 2000; and Commander, 49th Fighter Wing (the Air Force’s first stealth fighter wing) at Holloman AFB, New Mexico from 1995 to 1996.  Following his Air Force career, Mr. Carlson served as the 17th Director of the National Reconnaissance Office from 2009 to 2012.  Mr. Carlson has been Chairman of the Space Dynamics Laboratory’s Guidance Council since 2013 and has served as an advisor on space activities to the Johns Hopkins University’s Applied Physics Lab since June 2016.  In addition, he serves on the Utah State Research Foundation Board of Trustees.

Mr. Carlson has served on the board of directors of Lockheed Martin Corporation since 2015.

An independent search consultant retained by the Board identified Mr. Carlson as a possible candidate for the Board, and the Board’s Nominating/Governance Committee, comprised entirely of independent members of the Board, recommended him to the full Board for consideration.  The Board has determined that Mr. Carlson does not have any interest requiring disclosure under Item 404(a) of Regulation S-K and satisfies (i) the independence standards promulgated by the New York Stock Exchange and applicable regulations under the Securities Exchange Act of 1934, as amended, (ii) the “non-employee director” standards set forth in such regulations, and (iii) the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable regulations.

For his service as a member of the Board, Mr. Carlson will receive the same compensation as other non-employee directors.  During 2017, our non-employee directors will receive: (a) an annual retainer of $60,000, (b) $1,500 for each Board or committee meeting physically attended and (c) an annual restricted stock unit (“RSU”) under the Company’s 2010 Omnibus Incentive Compensation Plan with a grant-date fair market value of $150,000.  Mr. Carlson’s annual retainer and RSU will be prorated from the date he began serving on the Board, and the RSU is scheduled to vest in equal quarterly installments over a one-year period following the date of grant.  The full Board is now comprised of eight members, and each member of the Board is elected annually.

Item 8.01.   Other Events.

On July 12, 2017, the Company issued a press release relating to the matters described under Item 5.02.  The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit 99.1                  Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: July 12, 2017	By: /s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release